UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Federal-Mogul Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, following the increase of the size of the Company’s Board of Directors to ten, Daniel A. Ninivaggi was elected by the Board to serve as a non-independent director effective March 18, 2010.  Mr. Ninivaggi will hold office until the next annual election or until his successor is duly elected and shall qualify, or until his earlier resignation or removal.

Mr. Ninivaggi, age 45, will, effective April 1, 2010, serve as the President of Icahn Enterprises L.P., which is the owner of approximately 76% of the Company’s outstanding shares of common stock and an affiliate of Mr. Carl C. Icahn, the Chairman of the Company's Board of Directors.  Mr. Ninivaggi has served as Of Counsel to the law firm of Winston & Strawn LLP since July 2009 and as a partner from 1998 to 2003.  From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global automotive supplier, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006.  Mr. Ninivaggi is a director of CIT Group Inc., a bank holding company.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)
Date: March 24, 2010

/s/ Robert L. Katz
	By:	Robert L. Katz
Senior Vice President, General Counsel and Secretary

2